EXHIBIT 10.1

                               SALE AGREEMENT








                               SALE AGREEMENT


                                  between


                           CONSUMERS FUNDING LLC
                                   Issuer


                                    and


                          CONSUMERS ENERGY COMPANY
                                   Seller






                        Dated as of November 8, 2001




                             TABLE OF CONTENTS


                                 ARTICLE I
                                Definitions

SECTION 1.01  Definitions......................................................1
SECTION 1.02  Other Definitional Provisions....................................1

                                 ARTICLE II
             Conveyance of Transferred Securitization Property

SECTION 2.01  Conveyance of Initial Transferred Securitization
              Property.........................................................2
SECTION 2.02  Conditions to Conveyance of Securitization Property..............3

                                ARTICLE III
                  Representations and Warranties of Seller

SECTION 3.01  Organization and Good Standing...................................5
SECTION 3.02  Due Qualification................................................5
SECTION 3.03  Power and Authority..............................................5
SECTION 3.04  Binding Obligation...............................................5
SECTION 3.05  No Violation.....................................................5
SECTION 3.06  No Proceedings...................................................6
SECTION 3.07  Approvals........................................................6
SECTION 3.08  The Transferred Securitization Property..........................6
SECTION 3.09  Solvency.........................................................9

                                 ARTICLE IV
                          Covenants of the Seller

SECTION 4.01  Seller's Existence...............................................9
SECTION 4.02  No Liens or Conveyances..........................................9
SECTION 4.03  Use of Proceeds.  ..............................................10
SECTION 4.04  Delivery of Collections.........................................10
SECTION 4.05  Notice of Liens.................................................10
SECTION 4.06  Compliance with Law.............................................10
SECTION 4.07  Covenants Related to Transferred Securitization Property........10
SECTION 4.08  Notice of Indemnification Events................................11
SECTION 4.08  Protection of Title.............................................11
SECTION 4.09  Taxes...........................................................12

                                 ARTICLE V
                   Additional Undertakings of the Seller

SECTION 5.01  Liability of the Seller; Indemnities............................13
SECTION 5.02  Merger or Consolidation of, or Assumption of the
              Obligations of, the Seller......................................14
SECTION 5.03  Limitation on Liability of the Seller and Others................15

                                 ARTICLE VI
                          Miscellaneous Provisions

SECTION 6.01  Amendment.......................................................15
SECTION 6.02  Notices.........................................................16
SECTION 6.03  Assignment by Seller............................................16
SECTION 6.04  Assignment to Trustee...........................................17
SECTION 6.05  Limitations on Rights of Others.................................17
SECTION 6.06  Severability....................................................17
SECTION 6.07  Separate Counterparts...........................................17
SECTION 6.08  Headings........................................................17
SECTION 6.09  Governing Law...................................................17
SECTION 6.10  Nonpetition Covenant............................................18


EXHIBIT A - Bill of Sale.....................................................A-1
EXHIBIT B - Opinion of Counsel...............................................B-1
EXHIBIT C - Opinion of Counsel...............................................C-1

APPENDIX A - Master Definitions






                  SALE AGREEMENT, dated as of November 8, 2001, by and between CONSUMERS FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and CONSUMERS ENERGY COMPANY, a Michigan corporation, as seller hereunder (in such capacity, the "Seller").

                            W I T N E S S E T H:

                  WHEREAS the Issuer desires to purchase from time to time Securitization Property created pursuant to the Customer Choice Act and the Financing Order;

                  WHEREAS the Seller is willing to sell Securitization Property to the Issuer;

                  WHEREAS the Issuer, in order to finance the purchase of the Transferred Securitization Property, will from time to time issue Securitization Bonds under the Indenture; and

                  WHEREAS the Issuer, to secure its obligations under the Securitization Bonds and the Indenture, will pledge its right, title and interest in, to and under the Transferred Securitization Property to the Trustee for the benefit of the Securitization Bondholders.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                                Definitions

                  SECTION 1.01 Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

                  SECTION 1.02  Other Definitional Provisions.

                  (a) "Agreement" means this Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) Non-capitalized terms used herein which are defined in the Customer Choice Act, as the context requires, have the meanings assigned to such terms in the Customer Choice Act, but without giving effect to amendments to the Customer Choice Act after the date hereof which have a material adverse effect on the Issuer or the Securitization Bondholders.

                  (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                 ARTICLE II

             Conveyance of Transferred Securitization Property

                  SECTION 2.01 Conveyance of Initial Transferred
Securitization Property.

                  (a) In consideration of the Issuer's payment to or upon the order of the Seller of $468,592,000 (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. 113-10 at Bank One, Detroit Michigan, routing transit # 0720 0032 6, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Transferred Securitization Property as confirmed by the Bill of Sale delivered pursuant to Section 2.02(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Transferred Securitization Property to include, to the fullest extent permitted by Michigan law, the assignment of all revenues, collections, payments, money and proceeds arising out of the Securitization Charges and the other rights and interests constituting the Initial Transferred Securitization Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Transferred Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l. of the Customer Choice Act, constitutes a true sale and not a secured transaction and that title, legal and equitable, to the Initial Transferred Securitization Property has passed to the Issuer. The preceding sentence is the statement referred to in Section 10l. of the Customer Choice Act. The Seller agrees and confirms that, upon the execution and delivery of this Agreement and the related Bill of Sale and payment of the Initial Purchase Price, title, legal and equitable, to the Initial Transferred Securitization Property shall pass to the Issuer and the Seller shall have no right, title or interest in, to or under the Initial Transferred Securitization Property.

                  (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Initial Transferred Securitization Property from the Seller for the consideration set forth in paragraph (a) above.

                  (c) The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred Securitization Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

                  (d) The Seller and the Issuer further agree that from time to time the Seller may offer to sell, and the Issuer may purchase, Subsequent Transferred Securitization Property as of Subsequent Transfer Dates, subject to the conditions specified in Section 2.02, in exchange for consideration to be agreed upon (the "Subsequent Purchase Price"). The Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Transferred Securitization Property shall include, to the fullest extent permitted by Michigan law, the assignment of all revenues, collections, payments, money and proceeds of or arising out of the Securitization Charges and the other rights and interests constituting the Subsequent Transferred Securitization Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Transferred Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l. of the Customer Choice Act, shall constitute a true sale and not a secured transaction and that title, legal and equitable, to the Subsequent Transferred Securitization Property has passed to the Issuer. The preceding sentence is the statement referred to in
Section 10l. of the Customer Choice Act. The Seller agrees and confirms that, after giving effect to any sale contemplated by this paragraph (d), the execution and delivery of the related Bill of Sale and payment of the Subsequent Purchase Price, title, legal and equitable, to the Subsequent Transferred Securitization Property shall pass to the Issuer and the Seller shall have no right, title or interest in, to or under the Subsequent Transferred Securitization Property.

                  (e) Notwithstanding the foregoing, in the event that any sale, transfer, assignment and conveyance of any Transferred Securitization Property is determined by a court of competent jurisdiction not to be a true and absolute sale as contemplated by the parties hereto and the Customer Choice Act, then such sale, transfer, assignment and conveyance shall be treated as a pledge of such Transferred Securitization Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof, a security interest to the Issuer in such Transferred Securitization Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for such Transferred Securitization Property, plus interest.

                  SECTION 2.02 Conditions to Conveyance of Securitization Property. The sale by the Seller to the Issuer, and the purchase by the Issuer from the Seller, of Securitization Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

                  (a) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Securitization Property to be conveyed as of that date, substantially in the form of Exhibit A hereto;

                  (b) as of the Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate to such effect and no Servicer Default shall have occurred and be continuing;

                  (c) on the Transfer Date:

                           (i) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred
         Securitization Property to be conveyed on such date, and

                           (ii) all conditions set forth in the Indenture to the issuance of one or more Series of Securitization Bonds intended to provide such funds shall have been satisfied or waived;

                  (d) on or prior to the Transfer Date, the Seller shall have taken all actions required under applicable law, including under the Customer Choice Act and other applicable law, to transfer to the Issuer ownership of the Transferred Securitization Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken all actions required for the Issuer to grant the Trustee a first priority perfected security interest in the Collateral, in each case including, without limitation, filings under the Michigan UCC and the Delaware UCC;

                  (e) in the case of any sale of Subsequent Transferred Securitization Property only, the Seller shall have provided the Issuer and each Rating Agency with a notice specifying the Subsequent Transfer Date for the Subsequent Transferred Securitization Property not later than 10 days prior to the Subsequent Transfer Date;

                  (f) the Seller shall have delivered to each Rating Agency and to the Issuer:

                           (i) an Opinion of Counsel to the Seller with respect to the transfer of the Transferred Securitization Property then being conveyed to the Issuer substantially in the form of Exhibit B hereto, and

                           (ii) an Opinion of Counsel to the Seller,
substantially in the form of Exhibit C hereto;

                  (g) the Seller shall have delivered to the Trustee and the Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02;

                  (h) with respect to any Subsequent Sale, the Seller shall have received written notice from each Rating Agency that such Subsequent Sale will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds; and

                  (i) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on the applicable Transfer Date.




                                ARTICLE III

                  Representations and Warranties of Seller

                  As of the Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Transferred Securitization Property. The following representations and warranties are made under existing law as in effect as of the Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Transfer Date. The representations and warranties shall survive the sale of Transferred Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  SECTION 3.01 Organization and Good Standing. The Seller is a corporation duly organized and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as currently owned or conducted.

                  SECTION 3.02 Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects, the Securitization Property, the Issuer or the Securitization Bonds).

                  SECTION 3.03 Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to own the Securitization Property and sell and assign the Transferred Securitization Property to the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                  SECTION 3.04 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 3.05 No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any applicable indenture, agreement or other instrument (except as set forth in Section 2.01(e) hereof and any bills of sale for Securitization Property); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  SECTION 3.06 No Proceedings. Except as disclosed in writing by the Seller to the Issuer, there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or the Issuer or their respective properties:

                  (a) asserting the invalidity of the Basic Documents, the Securitization Bonds, the Customer Choice Act or the Financing Order;

                  (b) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by the Basic Documents or the Securitization Bonds;

                  (c) challenging the Seller's treatment of the Securitization Bonds as debt of the Seller for Federal and State income, gross receipts or franchise tax purposes; or

                  (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Securitization Bonds.

                  SECTION 3.07 Approvals. Except for the filing of financing statements and continuation statements under the Michigan UCC and the Delaware UCC, no approval, authorization, consent, order or other action of, or filing with, any court, Federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby, the fulfillment by the Seller of the terms hereof or the creation or transfer of the Transferred Securitization Property, except those that have been obtained or made.

                  SECTION 3.08  The Transferred Securitization Property.

                  (a) Information. All information provided by the Seller to the Issuer with respect to the Transferred Securitization Property is correct in all material respects.

                  (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Transferred Securitization Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Transferred Securitization Property; and the Transferred Securitization Property and the proceeds thereof would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                  (c) Transfer Filings. The Seller is the sole owner of the Transferred Securitization Property sold to the Issuer on the Transfer Date; and the Transferred Securitization Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings under either the Michigan UCC or the Delaware UCC, necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest in the Transferred Securitization Property and to grant to the Trustee a first priority perfected security interest in the Transferred Securitization Property, free and clear of all Liens of the Seller or anyone else claiming through the Seller, have been taken or made.

                  (d) Financing Order Irrevocable; Process Valid; No Litigation; Etc.

                           (i) The Financing Order has been issued by the MPSC in accordance with the Customer Choice Act, and the Financing Order and the process by which it was issued comply with all applicable laws, rules and regulations. The Financing Order has become effective pursuant to the Customer Choice Act and is and as of the date of issuance of any Securitization Bonds will be in full force and effect and final and non- appealable.

                           (ii) As of the Series Issuance Date, the
         Securitization Bonds of the related Series will be entitled to the protections provided by the Customer Choice Act and, in accordance with the Customer Choice Act, the Financing Order and the Securitization Charge authorized therein, subject to the periodic adjustments to the Securitization Charge provided for in the Financing Order, have become irrevocable.

                           (iii) (A) Under the Customer Choice Act, the
                  State of Michigan may not take or permit any action that would impair the value of the Transferred Securitization Property or reduce or alter, except as allowed under
                  Section 10k(3) of the Customer Choice Act, or impair the Securitization Charges to be imposed, collected and remitted to the Issuer, until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Securitization Bonds have been paid and performed in full; and

                                    (B) under the contract clauses of the
                  State of Michigan and United States Constitutions, the State of Michigan, including the MPSC, could not constitutionally take any action of a legislative character, including, but not limited to, the repeal or amendment of the Customer Choice Act or the MPSC financing order (including repeal or amendment by voter initiative as defined in the Michigan Constitution or by amendment of the Michigan Constitution), that would substantially impair the value of the Transferred Securitization Property or substantially reduce or alter, except as allowed under the adjustment provisions described in Customer Choice Act, or substantially impair the Securitization Charges to be imposed, collected and remitted to the Issuer, unless this action is a reasonable exercise of the State of Michigan's sovereign powers and of a character reasonable and appropriate to the public purpose justifying this action and, under the takings clauses of the State of Michigan and United States Constitutions, the State of Michigan, including the MPSC, could not repeal or amend the Customer Choice Act or the Financing Order (including repeal or amendment by voter initiative as defined in the Michigan Constitution, or by amendment of the Michigan Constitution) or take any other action in contravention of its pledge quoted above, without paying just compensation to the Securitization Bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of the Securitization Bondholders in the Securitization Property and deprive the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds.

                           (iv) There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Customer Choice Act, the Financing Order, the Transferred Securitization Property or the Securitization Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

                  (e) Assumptions. The assumptions used in calculating the Securitization Charge in any notice delivered by Consumers to the MPSC will be reasonable and made in good faith.

                  (f) Creation of Transferred Securitization Property.

                           (i) The Transferred Securitization Property constitutes a present property right;

                           (ii) the Securitization Property consists of the rights and interests of the Seller, or its successor, under the Financing Order, including all of the following:

                           (a) the right under Section 10j(1)(a) of the
                  Customer Choice Act to impose, collect, and receive the Securitization Charges authorized in the Financing Order in an amount necessary to provide the full recovery of all qualified costs, as defined in the Customer Choice Act;

                           (b) the right under Section 10j(1)(b) of the
                  Customer Choice Act and under the Financing Order to obtain periodic adjustments of Securitization Charges under Section 10k(3) of the Customer Choice Act; and

                           (c) all revenue, collections, payments, money,
                  and proceeds arising out of the rights and interests described above;

                           (iii) the Transferred Securitization Property is not subject to any Lien created by the Indenture dated September 1, 1945 of the Seller to City Bank Farmers Trust Company (now Citibank, NA), as mortgage trustee (the "Trust Indenture"), or any Lien created by any other indenture, agreement or other instrument to which the Seller is a party or by which the Seller is bound; and the grant of a security interest in the Transferred Securitization Property pursuant to Section 2.01(e) of this Agreement will not breach any covenant in the Trust Indenture or in any such indenture, agreement or other instrument.

                           (iv) the Financing Order, together with the Securitization Charges authorized therein, is irrevocable and the Securitization Charges are not subject to reduction, impairment or adjustment by further action of the MPSC, except as provided under
         Section 10k(3) of the Customer Choice Act.

                  SECTION 3.09 Solvency. Upon giving effect to the sale of any Transferred Securitization Property hereunder, the Seller:

                  (a) is solvent and expects to remain solvent;

                  (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

                  (c) is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small amount of capital;

                  (d) reasonably believes that it will be able to pay its debts as they come due; and

                  (e) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity.

                                 ARTICLE IV

                          Covenants of the Seller

                  SECTION 4.01 Seller's Existence. So long as any of the Securitization Bonds are outstanding, the Seller shall, subject to Section 5.02, keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

                  SECTION 4.02 No Liens or Conveyances. Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Securitization Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred Securitization Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Transferred Securitization Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                  SECTION 4.03 Use of Proceeds. The Seller shall use proceeds from the sale of the Securitization Property in accordance with the Financing Order and the Customer Choice Act.

                  SECTION 4.04 Delivery of Collections. If the Seller receives collections of the Securitization Charge in its capacity as Seller, the Seller shall pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

                  SECTION 4.05 Notice of Liens. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any purported Lien on any Transferred Securitization Property other than the conveyances hereunder or under the Indenture.

                  SECTION 4.06 Compliance with Law. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer's or the Trustee's interests in the Transferred Securitization Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder or its obligations as Seller under any of the Basic Documents to which it is a party.

                  SECTION 4.07  Covenants Related to Transferred
Securitization Property.

                  (a) So long as any of the Securitization Bonds are outstanding, the Seller shall:

                           (i) treat the Securitization Bonds as debt for all purposes;

                           (ii) disclose in its financial statements that on a non-consolidated basis it is not the owner of the Transferred Securitization Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

                           (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                           (iv) not own or purchase any Securitization Bonds.

                  (b) The Seller agrees that upon the sale by the Seller of the Transferred Securitization Property to the Issuer pursuant to this
Agreement:

                           (i) to the fullest extent permitted by law, including the Customer Choice Act and applicable MPSC Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Securitization Property, including the right to collect any amounts payable by any Customer in respect of such Transferred Securitization Property, notwithstanding any objection or direction to the contrary by the Seller; and

                           (ii) any payment by any Customer to the Issuer of Securitization Charges shall discharge such Customer's obligations in respect of such Transferred Securitization Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

                  (c) So long as any of the Securitization Bonds are Outstanding,

                           (i) except for tax and financial reporting purposes, the Seller shall not make any statement or reference in respect of the Transferred Securitization Property that is inconsistent with the ownership thereof by the Issuer; and

                           (ii) the Seller shall not take any action in respect of the Transferred Securitization Property except as contemplated by the Basic Documents.

                  SECTION 4.08 Notice of Indemnification Events. The Seller shall deliver to the Issuer and the Trustee, promptly after having obtained knowledge thereof, written notice in an Officer's Certificate of the occurrence of any event which requires or which, with the giving of notice or the passage of time or both, would require the Seller to make any indemnification payment pursuant to Section 5.01.

                  SECTION 4.09 Protection of Title. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Trustee in the Transferred Securitization Property, including all filings required under the Michigan UCC and the Delaware UCC relating to the transfer of the ownership of the Transferred Securitization Property by the Seller to the Issuer and the pledge of the Transferred Securitization Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

         (a) to protect the Issuer and the Securitization Bondholders from claims, State actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Section 3.08; or

         (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Customer Choice Act, the Financing Order or the rights of Securitization Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Securitization Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from Securitization Charge Collections as an Operating Expense. The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section, it being understood that the Issuer shall have no obligation to execute any such instruments.

                  SECTION 4.10 Taxes. So long as any of the Securitization Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Securitization Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.


                                   ARTICLE V

                     Additional Undertakings of the Seller

                  The Seller hereby undertakes the obligations contained in this Article V and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Securitization Bondholders.

                  SECTION 5.01  Liability of the Seller; Indemnities.

                  (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Securitization Bondholders solely as a result of their ownership of Securitization Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of any Transfer Date as a result of the sale and assignment of the Transferred Securitization Property by the Seller to the Issuer, the acquisition or holding of the Transferred Securitization Property by the Issuer or the issuance and sale by the Issuer of the Securitization Bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise, license or single business taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Securitization Bond.

                  (c) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against,
(i) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and
(ii) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for or payments of principal of or interest on the Securitization Bonds, together with any reasonable costs and expenses incurred by such Person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement.

                  (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Issuer's property or assets based on existing law as of the Transfer Date.

                  (e) Indemnification under this Section 5.01 shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party for any changes in law after the Transfer Date.

                  (f) The indemnification obligation of the Seller under this Section 5.01 shall be pari passu with all other general unsecured obligations of the Seller.

                  SECTION 5.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person:

         (a) into which the Seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Seller,

         (b) which results from the division of the Seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Seller,

         (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or the major part of the electric distribution business of the Seller,

         (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Seller, or

         (e) which may otherwise succeed to all or the major part of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

         (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

         (ii) the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

         (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

                  (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings under the Michigan and Delaware UCC, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Transferred Securitization Property have been executed and filed, and reciting the details of such filings, or

                  (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests,

         (iv) the Rating Agencies shall have received prior written notice of such transaction (although there is no requirement of any Rating Agency Confirmation); and

         (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel as selected by the Issuer and the Trustee which opinion is and in form and substance reasonably satisfactory to the Issuer and the Trustee and which may be based on a ruling from the Internal Revenue Service, to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding Securitization Bonds.

The Seller shall not consummate any transaction referred to in clauses (a),
(b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

                  SECTION 5.03 Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.


                                  ARTICLE VI

                           Miscellaneous Provisions

                  SECTION 6.01 Amendment. (a) This Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

                  (b) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 6.02 Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:


         (a)      in the case of the Seller, at Consumers Energy Company, 212
                  W. Michigan Avenue, Jackson, Michigan 49201 Attention:
                  Thomas McNish, Corporate Secretary,

         (b) in the case of the Issuer, at Consumers Funding LLC, 212 W. Michigan Avenue, Suite M-1029, Jackson, Michigan 49201,
                  Attention: Managers,

         (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

         (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041,
                  Attention: Asset Backed Surveillance Department, and

         (e) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York, Attention: ABS Surveillance,

         (f) in the case the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 6.03 Assignment by Seller. Subject to Section 5.02, this Agreement may not be assigned by the Seller.

                  SECTION 6.04 Assignment to Trustee. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitization Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Securitization Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

                  SECTION 6.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Securitization Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 6.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 6.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 6.10 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Securitization Bonds, any other amounts owed under the Indenture, including any amounts owed to third-party credit enhancers, and any amounts owed under any hedge or swap agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.


                                 CONSUMERS FUNDING LLC,
                                     as Issuer


                                 By: /s/ Thomas A. McNish
                                    ---------------------------------------
                                     Name:     Thomas A. McNish
                                     Title:    Manager


                                 CONSUMERS ENERGY COMPANY,
                                     as Seller


                                 By: /s/ Thomas A. McNish
                                    ---------------------------------------
                                     Name:     Thomas A. McNish
                                     Title:    Vice President and Secretary




                                   EXHIBIT A

                                 BILL OF SALE


                  For good and valuable consideration the receipt of which is hereby acknowledged, CONSUMERS ENERGY COMPANY, a Michigan corporation (the "Seller"), does hereby sell, assign, transfer and convey to CONSUMERS FUNDING LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under all of the Securitization Property (being the "Transferred Securitization Property"), which sale, assignment, transfer and conveyance of the Transferred Securitization Property shall include, as provided in the Customer Choice Act, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money and proceeds arising under or with respect to the Securitization Charges related to the Transferred Securitization Property, as the same may be adjusted from time to time in accordance with the Customer Choice Act and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.

                  Capitalized terms used herein and not defined shall have the meanings set forth in the Sale Agreement dated November 8, 2001 (the "Sale Agreement") between the Issuer and the Seller.

                  This Bill of Sale shall be construed in accordance with the laws of the State of Michigan, without reference to its conflict of law provisions.

                  IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this 8th day of November, 2001.

                                 CONSUMERS ENERGY COMPANY,
                                 as Seller


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


Accepted this 8th day of November, 2001.

CONSUMERS FUNDING LLC


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------




                                   EXHIBIT B

                              Opinion of Counsel






                                   EXHIBIT C

                              Opinion of Counsel





                                  APPENDIX A

                              MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.03(a) of the Indenture.

         Adjustment Date means (a) the first day of the first billing cycle of the Servicer in December of each year through December 2013 and
         (b) thereafter, as long as the Securitization Bonds are outstanding, the first day of the first billing cycle of the Servicer in March, June, September and December of each year, beginning with the billing cycle for December 2014.

         Adjustment Request means an application filed by the Servicer with the MPSC for a Securitization Charge Adjustment pursuant to
         Section 5 of the Issuer Annex.

         Administration Agreement means the Administration Agreement dated as of November 8, 2001, between Consumers, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means Consumers, as administrator under the Administration Agreement, and each successor to Consumers, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Alternative Electric Suppliers means any third party, including any electric generation supplier, providing billing or metering services, licensed by the MPSC pursuant to relevant provisions of the Customer Choice Act, the MPSC Regulations and the Financing Order.

         Annual Accountant's Report has the meaning assigned to that term in Section 3.07 of the Servicing Agreement.

         Authorized Denominations means, with respect to any Series or Class of Securitization Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

         Authorized Officer means, with respect to the Issuer, (a) any Manager and, (b) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

         Basic Documents means the Formation Documents, the Sale Agreement, the Intercreditor Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, the Securities Account Control Agreement and any Interest Rate Swap Agreement, as each may be amended or supplemented from time to time.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Securitization Property by the Seller to the Issuer.

         Billing Month means the schedule for current month billings (each billing month includes 21 billing segments regardless of the number of days in the current calendar month). For uniformity of customer billings, each customer's meter is read every 27 to 33 days and billed in one of the 21 monthly billing segments.

         Book-Entry Securitization Bonds means beneficial interests in the Securitization Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
         Section 2.11 of the Indenture.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Jackson, Michigan, or in the City of New York, New York or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

         Calculation Date means the day which is a Business Day at least 45 days before each Adjustment Date on which the Servicer files an Adjustment Request.

         Capital Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Class means, with respect to any Series, any one of the classes of Securitization Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and the treasury regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

         Collection Curve means, with respect to a Billing Month, the forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the Billing Months for which the Collection Curve Percentage will be applied to determine the amount of Securitization Charges collected.

         Collection Curve Percentage means the percentages of amounts billed in a particular Billing Month that are expected to be received during that month. The initial Collection Curve
         Percentages are:

               First Billing Month's Collection Curve Percentage:     40.08%
               Second Billing Month's Collection Curve Percentage:    45.09%
               Third Billing Month's Collection Curve Percentage:     10.58%

         provided that the Collection Curve Percentages will be updated by Consumers periodically while the Securitization Bonds are outstanding using similar methodology.

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Consumers means Consumers Energy Company, a Michigan corporation.

         Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 5 Penn Plaza-16th floor, New York, New York 10001-1803, Attention: Corporate Trust-Asset Backed Securities (ABS), or at such other address as the Trustee may designate from time to time by notice to the Securitization Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Securitization Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Customers means all electric customers taking delivery of electricity from Consumers or its successor on its MPSC-approved rate schedules and special contracts.

         Customer Choice Act means the Customer Choice and Electricity Reliability Act as set forth in Michigan Public Acts 2000 PA 141 and 2000 PA 142 and effective on June 5, 2000.

         Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer ceases to satisfy such conditions.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Definitive Securitization Bonds has the meaning specified in
         Section 2.11 of the Indenture.

         Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about November 8, 2001, relating to the Securitization Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

                  (a)      a bank;

                  (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

                  (c)      a credit union;

                  (d) a national securities exchange, registered securities association or clearing agency; or

                  (e) a savings association that is a participant in a securities transfer association.


         Eligible Institution means:

                  (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

                  (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

                           (i)      has either

                                    (A)     with respect to any Eligible
                                            Investment having a maturity of
                                            greater than one month, a
                                            long-term unsecured debt rating
                                            of "AA-" by Standard & Poor's
                                            and Fitch and "Aa3" by Moody's,
                                            or

                                    (B)     with respect to any Eligible
                                            Investment having a maturity
                                            one month or less, a
                                            certificate of deposit rating
                                            of "A-1+" by Standard & Poor's,
                                            "P-1" by Moody's and "F1+" by
                                            Fitch, or any other long-term,
                                            short-term or certificate of
                                            deposit rating acceptable to
                                            the Rating Agencies, and

                           (ii)     whose deposits are insured by the FDIC.

         Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than Consumers) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

                  (e) bankers' acceptances issued by any depositary institution or trust company referred to in clause
                           (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

                  (g) repurchase obligations with respect to any security or whole loan entered into with

                           (i)      a financial institution (acting as
                                    principal) described in clause (b) above,

                           (ii) a broker/dealer (acting as principal) registered as a broker or dealer under
                                    Section 15 of the Exchange Act (any
                                    broker/dealer being referred to in this
                                    definition as a "broker/dealer"), the
                                    unsecured short-term debt obligations
                                    of which are rated P-1 by Moody's, A-
                                    1+ by Standard & Poor's and F1+ by
                                    Fitch at the time of entering into this
                                    repurchase obligation, or

                           (iii)    an unrated broker/dealer, acting as
                                    principal, that is a wholly- owned
                                    subsidiary of a non-bank or bank
                                    holding company the unsecured
                                    short-term debt obligations of which
                                    are rated P-1 by Moody's, A-1+ by
                                    Standard & Poor's and F1+ by Fitch at
                                    the time of purchase; or

                  (h)      any other investment permitted by each Rating Agency;

         provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (e), (f) and (g) above must have both a long term rating of at least A1 and a short term rating of at least P-1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

                  (a) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

                  (b) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee; provided, however that with respect to the period prior to the first Payment Date any Eligible Investment must not have a maturity of greater than six months.

         Eligible Securities Account means either:

                  (a)      a segregated trust account with an Eligible
                           Institution or

                  (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Event of Default has the meaning specified in Section 5.01 of the Indenture.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

         Filing Office means the Office of the of the Secretary of State of the State of Michigan or the Office of the Secretary of State of the State of Delaware, as applicable.

         Final Maturity Date means, for each Series or, if applicable, each Class of Securitization Bonds, the date by which all principal of and interest on such Series or Class of Securitization Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Securitization Property.

         Financing Order means the Opinion and Order issued on October 24, 2000 and the Order Granting Rehearing issued on January 12, 2001 by the MPSC (MPSC Docket Number U- 12505) with respect to Consumers.

         Fitch means Fitch, Inc., or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or Securitization Bondholder means the Person in whose name a Securitization Bond of any Series or Class is registered in the Securitization Bond Register.

         Indemnified Person has the meaning specified in Section 5.02 of the Servicing Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of November 8, 2001, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Securitization Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

                  (a) is in fact independent of the Issuer, any other obligor upon the Securitization Bonds, Consumers, the Servicer (if different from Consumers) and any Affiliate of any of the foregoing Persons,

                  (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons, and

                  (c) is not connected with the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
         11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Purchase Price has the meaning set forth in Section 2.01(a) of the Sale Agreement.

         Initial Transfer Date means the Series Issuance Date for the first Series of Securitization Bonds.

         Initial Transferred Securitization Property means the Securitization Property sold, assigned and/or transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Insolvency Event means, with respect to a specified Person,

                  (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

                  (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Intercreditor Agreement means: (i) the Intercreditor Agreement dated as of November 8, 2001 (the "Initial Intercreditor Agreement"), among Consumers, the Trustee, the Issuer, Canadian Imperial Bank of Commerce and Asset Securitization Cooperative Corporation, as amended and supplemented from time to time; or
         (ii) any subsequent intercreditor agreement entered into by the Trustee pursuant to Section 18(b) of the Initial Intercreditor Agreement.

         Interest means, for any Payment Date for any Series or Class of Securitization Bonds, the sum, without duplication, of:

                  (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

                  (b) any unpaid interest, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

                  (c) if the Securitization Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

                  (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

         Interest Rate means, with respect to each Series or Class of Securitization Bonds, the rate at which interest accrues on the principal balance of Securitization Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any interest rate swap agreement entered into by the Issuer with respect to any Series or Class of Securitization Bonds, including, without limitation, the ISDA Master Agreement and the related Schedule and Confirmation between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

         Issuer means Consumers Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Annex means Annex 1 of the Servicing Agreement.

         Issuer Certificate of Formation means the Amended and Restated Certificate of Formation of the Issuer which was filed with the Delaware Secretary of State's Office on November 6, 2001, as the same may be amended or supplemented from time to time.

         Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and Consumers, as sole Member, dated as of November 8, 2001, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

         Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Member means Consumers, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Michigan UCC means the Uniform Commercial Code, as in effect in the State of Michigan, as amended from time to time.

         Monthly Remittance Date means the 19th day of each calendar month (or if such day is not a Business Day, the preceding Business
         Day).

         Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section
         5.07 of the Servicing Agreement.

         Moody's means Moody's Investors Service, Inc., or its successor.

         MPSC means the Michigan Public Service Commission or its successor.

         MPSC Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the MPSC, as in effect from time to time.

         Officers' Certificate means, with respect to a corporation, a certificate signed by the chairman of the board, the president, the vice chairman of the board, any executive vice president, any vice president, the treasurer or the secretary of such company, and with respect to a limited liability company, any Manager.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.09 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to Consumers, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

         Outstanding with respect to Securitization Bonds means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

                  (a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

                  (b) Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; provided, however, that if such Securitization Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

                  (c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a protected purchaser;

         provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding Securitization Bonds or, if the context requires, all Outstanding Securitization Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date, without regard to investment earnings.

         Overcollateralization Amount means, with respect to any Series of Securitization Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in
         Section 8.02(a) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in
         Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitization Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of Securitization Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         Predecessor Securitization Bond means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond; and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

         Principal means, with respect to any Payment Date and each Series or Class of Securitization Bonds:

                  (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

                  (b) the amount of principal due on the Final Maturity Date of any Series or Class if such Payment Date is the Final Maturity Date;

                  (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Securitization Bonds;

                  (d) the amount of principal and premium, if any, due as a result of a redemption of Securitization Bonds on such Payment Date; and

                  (e)      any overdue payments of principal.

         Pro Rata has the meaning set forth in Section 8.02(l) of the Indenture.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected Securitization Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each Outstanding Series of Securitization Bonds as of such date.

         Rating Agency means, as of any date, any rating agency rating the Securitization Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency of such action and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

         Record Date has the meaning set forth in each Supplemental
         Indenture.

         Redemption Date means, with respect to each Series or Class of Securitization Bonds, the date for the redemption of the Securitization Bonds of such Series or Class pursuant to Sections
         10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

         Redemption Price has the meaning set forth in Section 10.01 of the Indenture.

         Refunding Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Securitization Bonds, all or part of the Securitization Bonds of such Series or Class to the extent permitted by the terms thereof.

         Released Parties has the meaning specified in Section 5.02(e) of the Servicing Agreement.

         Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

         Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

         Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Responsible Officer means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any vice president, assistant vice president, trust officer, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Indenture.

         Retiring Trustee has the meaning specified in Section 6.08(b) of the Indenture.

         Sale Agreement means the Sale Agreement dated November 8, 2001 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule B of the Series Supplement.

         Secured Obligations has the meaning set forth in the Granting Clause of the Indenture.

         Securities Account Control Agreement means the securities account control agreement dated as of November 8, 2001, by and between Consumers Funding LLC, as debtor, the Trustee as the secured party and The Bank of New York, in its capacity as securities intermediary thereunder.

         Securitization Bond means any of the Securitization Bonds (as defined in the Customer Choice Act) issued by the Issuer pursuant to the Indenture.

         Securitization Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Securitization Bonds on such date.

         Securitization Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Charge means the nonbypassable amounts to be charged for the use or availability of electric services (but does not include tax charges authorized by the Financing Order), approved by the MPSC under the Financing Order, to fully recover qualified costs, to be collected by Consumers, its successors, assignees or other collection agents, as provided for in the Financing Order.

         Securitization Charge Adjustment means each adjustment to the Securitization Charge related to the Transferred Securitization Property made in accordance with Section 4.01 of the Servicing Agreement, the Issuer Annex and the Financing Order.

         Securitization Charge Rate means the amount of the surcharge applied to all kilowatt- hours (KWh) billed to determine the amount of the Securitization Charges.

         Securitization Charge Collections means amounts received by the Servicer in respect of the Securitization Charge as determined by the Servicer in accordance with the allocation methodology set forth in Annex 2 to the Servicing Agreement.

         Securitization Property has the meaning assigned to that term in the Customer Choice Act and as approved with respect to Consumers in the Financing Order.

         Securitization Property Documentation means all documents relating to the Transferred Securitization Property, including copies of the Financing Order and all documents filed with the MPSC in connection with any Securitization Charge Adjustment.

         Securitization Ratio means for an entire Billing Month the total Securitization Charges billed by the Servicer for each rate class divided by the total charges billed by Consumers and the Servicer for each rate class to customers for such Billing Month. Customers for this purpose refers to Consumers' electric and combination electric and gas customers (and not gas only customers).

         Seller means Consumers, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

         Series means any series of Securitization Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Issuance Date means, with respect to any Series, the date on which the Securitization Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Securitization Bonds, as the same may be amended or supplemented from time to time.

         Servicer means Consumers, as the servicer of the Securitization Property, and each successor to Consumers (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04 of the Servicing Agreement.

         Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

         Servicing Agreement means the Servicing Agreement dated as of November 8, 2001 between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Special Member has the meaning set forth in the Issuer LLC
         Agreement.

         Standard & Poor's, or S&P, means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor.

         State means any one of the 50 states of the United States of America or the District of Columbia.

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

         Subsequent Sale means the sale of additional Securitization Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

         Subsequent Transfer Date means the date that a sale of Subsequent Transferred Securitization Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Subsequent Transferred Securitization Property means
         Securitization Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

         Successor Servicer has the meaning specified in Section 3.19(i) of the Indenture.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

         Termination Notice has the meaning specified in Section 6.01(d) of the Servicing Agreement.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Transferred Securitization Property means Securitization Property which has been sold, assigned and/or transferred to the Issuer pursuant to the Sale Agreement and the Bill of Sale.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture, or any successor Trustee under the Indenture.

         UCC means the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         Underwriting Agreement means the Underwriting Agreement dated as of October 31, 2001 among the Seller, the Issuer and Morgan Stanley & Co. Incorporated, on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.